Exhibit 99.1
NEWS RELEASE

For Immediate Release
April 23, 2015
MAXWELL TECHNOLOGIES REPORTS FIRST QUARTER FINANCIAL RESULTS
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CONFERENCE CALL & WEBCAST AT 5 P.M. (EDT) TODAY - DETAILS BELOW

SAN DIEGO, Calif. - Maxwell Technologies, Inc. (Nasdaq: MXWL) today reported revenue of $34.7 million for its first quarter ended March 31, 2015, down 25 percent from the $46.0 million recorded in the first quarter of 2014.

First quarter ultracapacitor revenue was down 31 percent compared with the $32.0 million recorded in the first quarter of 2014. Sales of high voltage capacitor and microelectronics products totaled $12.7 million in Q115, down 9 percent from the $14.0 million recorded in Q114.

“First quarter revenue and gross margin were in line with our guidance,” said Dr. Franz Fink, Maxwell’s president and CEO. “While operating expenses were higher than anticipated, we are making progress in the second quarter towards our quarterly target of $15 million on a non-GAAP basis. We expect to have fully executed our expense reduction plan during the third quarter, so the full impact of those reductions will be seen in the fourth quarter of 2015.”

On a U.S. generally accepted accounting principles (GAAP) basis, operating loss for the first quarter 2015 was $8.9 million, compared with operating income of $346,000 in Q414 and operating income of $760,000 in Q114. GAAP net loss for Q115 was $9.3 million, or $0.32 per share, compared with a net loss of $2.1 million, or $0.07 per share in Q414 and net income of $319,000, or $0.01 per diluted share, in Q114.

On a non-GAAP basis, the Company reported an operating loss of $8.1 million in Q115 compared with operating income of $1.4 million in Q414 and operating income of $1.5 million in Q114. Non-GAAP net loss for Q115 was $8.5 million, or $0.29 cents per share, compared with net income of $506,000, or $0.02 cents per diluted share, in Q414 and net income of $1.1 million, or $0.04 per diluted share, in Q114. A reconciliation of GAAP to non-GAAP financial measures is included as an addendum to this release.

GAAP gross margin was 30 percent in Q115, compared with 35 percent in Q414 and 39 percent in Q114. GAAP operating expenses totaled approximately $19.3 million, or 56 percent of revenue, in Q115, compared with $18.2 million, or 34 percent of revenue, in Q414, and $17.1 million, or 37 percent of revenue, in Q114. Non-GAAP operating expenses totaled approximately $18.7 million, or 54 percent of revenue, in Q115 compared with $17.3 million, or 33 percent of revenue, in Q414 and $16.6 million, or 36 percent of revenue, in Q114. Cash and cash equivalents totaled $23.1 million as of March 31, 2015, compared with $24.7 million as of December 31, 2014. Complete financial statements and Management's Discussion and Analysis of Financial Condition and Results of Operations will be available with the filing of the Company's Quarterly Report on Form 10-Q with the Securities & Exchange Commission.

Outlook: "We expect 5 to 10 percent sequential top line growth in the second quarter, and that sales momentum, driven by projected seasonally increasing volume in the China bus market, will build in the second half of the year, enabling us to achieve total revenue in a range of $160 million to $180 million for the year," said Dr. Fink.

Non-GAAP Financial Measures: The Company uses non-GAAP financial measures for internal evaluation and to report the results of its business. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income (loss) from operations, non-GAAP net income (loss), and non-GAAP net income (loss) per diluted share. These measures are not in accordance with, nor an alternative to, GAAP. These measures are intended to supplement GAAP financial information, and may be computed differently from non-GAAP financial measures used by other companies. The Company believes that these measures provide useful information to its management, board of directors and investors about its operating activities and business trends related to its financial condition and results of operations. The Company believes that it is useful to provide investors with information to understand how specific line items in the statement of operations are affected by certain non-cash or non-recurring items, such as stock-based compensation expense.

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In addition, the Company's management and board of directors use these non-GAAP financial measures in developing operating budgets and in reviewing the Company's results of operations, as non-cash and non-recurring items have limited impact on current and future operating decisions. Additionally, the Company believes that inclusion of non-GAAP financial measures provide consistency and comparability with its past reports of financial results. However, investors should be aware that non-GAAP measures have inherent limitations and should be read in conjunction with the Company's consolidated financial statements prepared in accordance with GAAP. Please refer to the accompanying tables for a detailed reconciliation of GAAP to non-GAAP gross profit, operating expenses, income from operations, net income, and net income per share.
Management will conduct a conference call and simultaneous webcast to discuss first quarter of 2015 financial results and the future outlook at 5 p.m. (EDT) today. The call may be accessed by dialing toll-free, (866) 952-1908 from the U.S. and Canada, or (785) 424-1827 for international callers, and entering the conference ID, MAXWELL. The live web cast and subsequent archived replay may be accessed at the Company's web site via the following link: http://investors.maxwell.com/phoenix.zhtml?c=94560&p=irol-calendar.

Maxwell is a global leader in the development and manufacture of innovative, cost-effective energy storage and power delivery solutions. Our ultracapacitor products provide safe and reliable power solutions for applications in consumer and industrial electronics, transportation, renewable energy and information technology. Our CONDIS® high-voltage grading and coupling capacitors help to ensure the safety and reliability of electric utility infrastructure and other applications involving transport, distribution and measurement of high-voltage electrical energy. Our radiation-hardened microelectronic products for satellites and spacecraft include single board computers and components incorporating our proprietary RADPAK® packaging and shielding technology that enables them to perform reliably in space. For more information, visit www.maxwell.com.
Forward-looking statements: Statements in this news release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Such risks, uncertainties and contingencies include, but are not limited to, the following:

•	The accuracy of customer demand forecasts and our reliance on them for planning and resource allocation;

•	Our ability to remain competitive and stimulate customer demand through successful introduction of new products, and to educate our prospective customers on the products we offer;

•
Dependence upon the sale of products to a small number of customers and vertical markets, some of which are heavily dependent on government funding or government subsidies which may or may not continue in the future;

•	Dependence upon the sale of products into Asia and Europe, where macroeconomic factors outside our control may adversely affect our sales;

•
Risks related to our international operations including, but not limited to, our ability to adequately comply with the changing rules and regulations in countries where our business is conducted, our ability to oversee and control our foreign subsidiaries and their operations, our ability to effectively manage foreign currency exchange rate fluctuations arising from our international operations, and our ability to continue to comply with the U.S. Foreign Corrupt Practices Act as well as the anti-bribery laws of foreign jurisdictions;

•	Successful acquisition, development and retention of key personnel;

•	Our ability to effectively manage our reliance upon certain suppliers of key component parts, specialty equipment and logistical services;

•	Our ability to match production volume to actual customer demand;

•	Our ability to manage product quality problems;

•	Our ability to protect our intellectual property rights and to defend claims against us;

•	Our ability to effectively identify, enter into, manage and benefit from strategic alliances;

•	Occurrence of a catastrophic event at any of our facilities;

•	Occurrence of a technology systems failure, network disruption, or breach in data security;

•	Our ability to obtain sufficient capital to meet our operating or other needs; and,

•	Our ability to manage and minimize the impact of unfavorable legal proceedings.

For further information regarding risks and uncertainties associated with Maxwell's business, please refer to the “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of our SEC filings, including, but not limited to, our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of these documents may be obtained by contacting Maxwell's investor relations department at (858) 503-3434, or at our investor relations website: investors.maxwell.com. All information in this release is as of April 23, 2015. The Company undertakes no duty to update any forward-looking statement to reflect actual results or changes in the Company's expectations.

Media & Investor Contact: Michael Sund, +1 858.503.3233; msund@maxwell.com

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MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended
	March 31, 2015	December 31, 2014	March 31, 2014
Revenue	$34,670	$52,918	$46,001
Cost of revenue	24,284	34,418	28,131
Gross profit	10,386	18,500	17,870
Operating expenses:
Selling, general and administrative	11,368	11,151	10,939
Research and development	7,918	7,003	6,171
Total operating expenses	19,286	18,154	17,110
Income (loss) from operations	(8,900)	346	760
Interest expense, net	89	53	39
Amortization of debt discount and prepaid debt costs	5	5	5
Income (loss) before income taxes	(8,994)	288	716
Income tax provision	347	2,406	397
Net income (loss)	$(9,341)	$(2,118)	$319
Net income (loss) per common share:
Basic	$(0.32)	$(0.07)	$0.01
Diluted	$(0.32)	$(0.07)	$0.01
Weighted average common shares outstanding:
Basic	29,445	29,301	29,047
Diluted	29,445	29,301	29,216

MAXWELL TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)
(Unaudited)

	March 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and cash equivalents	$23,101	$24,732
Trade and other accounts receivable, net	32,174	43,698
Inventories	43,238	44,856
Prepaid expenses and other current assets	2,126	2,426
Total current assets	100,639	115,712
Property and equipment, net	37,913	39,223
Goodwill	24,068	23,599
Pension asset	7,756	7,362
Other non-current assets	644	704
Total assets	$171,020	$186,600

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$17,930	$27,011
Accrued employee compensation	8,032	9,348
Deferred revenue and customer deposits	1,235	703
Short-term borrowings and current portion of long-term debt	15,245	15,549
Deferred tax liability	1,129	1,111
Total current liabilities	43,571	53,722
Deferred tax liability, long-term	3,352	3,304
Long-term debt, excluding current portion	12	20
Other long-term liabilities	2,503	2,601
Total liabilities	49,438	59,647
Stockholders' equity:
Common stock, $0.10 par value per share, 40,000 shares authorized; 29,947 and 29,846 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	2,992	2,982
Additional paid-in capital	278,624	277,314
Accumulated deficit	(167,407)	(158,066)
Accumulated other comprehensive income	7,373	4,723
Total stockholders' equity	121,582	126,953
Total liabilities and stockholders' equity	$171,020	$186,600

MAXWELL TECHNOLOGIES, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data)
(Unaudited)

		Three Months Ended
		March 31, 2015	December 31, 2014	March 31, 2014
Gross Profit Reconciliation:
GAAP gross profit		$10,386	$18,500	$17,870
Stock-based compensation expense included in cost of sales	A	206	153	251
Non-GAAP gross profit		$10,592	$18,653	$18,121
Total Operating Expenses Reconciliation:
GAAP total operating expenses		$19,286	$18,154	$17,110
Stock-based compensation expense	A	(633)	(881)	(504)
Non-GAAP total operating expenses		$18,653	$17,273	$16,606
Income (Loss) From Operations Reconciliation:
GAAP income (loss) from operations		$(8,900)	$346	$760
Stock-based compensation expense	A	839	1,034	755
Non-GAAP income (loss) from operations		$(8,061)	$1,380	$1,515
Net Income (Loss) Reconciliation:
GAAP net income (loss)		$(9,341)	$(2,118)	$319
Stock-based compensation expense	A	839	1,034	755
Tax impact of potential cash repatriation	B	$—	$1,590	$—
Non-GAAP net income (loss)		$(8,502)	$506	$1,074
Net Income (Loss) per Diluted Share Reconciliation:
GAAP net income (loss) per diluted share		$(0.32)	$(0.07)	$0.01
Stock-based compensation expense	A	0.03	0.04	0.03
Tax impact of potential cash repatriation	B	$—	$0.05	$—
Non-GAAP net income (loss) per diluted share		$(0.29)	$0.02	$0.04

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MAXWELL TECHNOLOGIES, INC.

(A)
Stock-based compensation expense consists of non-cash charges for employee stock options, restricted stock awards, restricted stock units and employee stock purchase plan awards. Results include stock-based compensation expense as follows (in thousands):

		Three Months Ended
		March 31, 2015	December 31, 2014	March 31, 2014
	Cost of revenue	$206	$153	$251
	Selling, general and administrative	267	658	255
	Research and development	366	223	249
	Total stock-based compensation expense	$839	$1,034	$755

(B)
During the quarter ended December 31, 2014, the Company recorded a tax charge of $1.6 million associated with a portion of the unremitted earnings of a foreign subsidiary that may be repatriated to the U.S.